Exhibit  10.2


Lane Clissold
135 West 900 South
Salt Lake City, UT 84101

George I. Norman III
c/o Treasure Mountain Holdings, Inc
1390 South 1100 East Suite 204
Salt Lake City, Utah 84111


                                                 February 26, 2004

         Re:      Administrative Services Agreement (the "Agreement")

Gentlemen:

         This letter shall set forth our agreement with respect to services to be provided by George Norman and Lane Clissold (the "Executives", individually, each an "Executive") to Treasure Mountain Holdings, Inc., a Nevada corporation (the "Company"). Defined terms not otherwise defined herein shall have the meanings ascribed to such terms in the Common Stock Purchase Agreement, dated as of the 26th day of February 2004, as amended to date (the "Purchase Agreement"), by and among the Company, the sellers listed on Schedule 1.1 annexed thereto and the purchasers listed on Schedule 1.1 annexed thereto (collectively referred to herein as the "Purchasers"). We hereby agree as follows:

1.       Services. The  Executives  shall remain  officers and  directors of the
              Company in their current positions for the primary purpose of performing administrative duties and tasks consistent with the way such tasks and duties were carried out in 2002 and 2003. These duties and tasks shall include, but are not limited to, the following:

              a. Overseeing that all filings with the Securities and Exchange Commission (the "Commission") are accurately and timely filed with the Commission;

              b. Assisting the Company's counsel in the preparation and filing of the Company filings required by the Securities Exchange Act of 1934, as amended;

              c. Maintaining accurate books and records of the Company, including financial statements in GAAP format consistent with prior practice;

              d. Preparing the general journal and trial balance required for the Company's auditors to complete the Company's audit for the fiscal year ended December 31, 2003 and financial statements for the fiscal quarters ending March 31, 2004 and June 30, 2004 (and any subsequent periodic reports);

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              e.   Assisting the Company's  auditors in the execution and filing
                   of   the   Company's   audit    confirmation    letters   and
                   representation letters;

              f. Preparing board resolutions and board minutes for all board actions, subject to review by the Company's counsel, which shall be a firm designated by the Purchasers;


              g.   Attending to any and all issues that arise with respect to shareholders, the Company's transfer agent, and any other matter requiring the Executives' attention;

              h. The availability of the Executives to discuss and confer with any key shareholders with respect to that key shareholder's questions;

              i. Use without charge of George Norman's office as the Company's headquarters at 1390 South 1100 East Suite 204 Salt Lake City, Utah 84111, for receipt of mail delivery and the continuation of local telephone service listing in all local phone directories;

              j. Such other matters as shall be consistent with their titles, their previous responsibilities and incident to the foregoing.

2.       Compensation. As compensation for the duties and tasks described above, the Company agrees to provide the Executives with the following compensation during the term hereof: (i) the Company will pay the Executives $1,000 per month, in the aggregate, commencing on May 15, 2004, and on the 15th day of each month (the "Issuance Date") during the term hereof, in the form of common stock of the Company ("Common Stock") of which the Executives will each receive an equal amount, to be valued at the greater of (x) $.10 per share or
              (y) the average of the closing prices of the Common Stock during the five trading days immediately prior to the Issuance Date and
              (ii) cash compensation of $1,000 per month, payable to George Norman on the 15th of each month, commencing on March 15, 2004. If the 15th day of any month falls on a Saturday, Sunday or a legal holiday, then the foregoing compensation payments shall be paid on the next succeeding day not a Saturday, Sunday or legal holiday.

              Such shares of Common Stock issued pursuant to (i) above shall be "restricted securities" and may only be disposed of pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. The Executives acknowledge that any certificates evidencing shares of Common Stock issued hereunder shall contain the following or similar legend:

         "These securities have not been registered with the securities and exchange commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as evidenced by a legal opinion, the substance of which shall be reasonably acceptable to the Company."


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3.       Term of  Employment;  Termination.  The  term of this  agreement  shall commence on the date hereof and shall terminate on July 31, 2004 (the "Initial Term"). The term shall be automatically deemed renewed on a month to month basis thereafter (each a "Renewal Term") on the same terms as shall have been effective at the end of the immediately preceding term, whether the Initial Term or a Renewal Term, if the Company or the Executive have not delivered written notice of non-renewal of this agreement at least 30 days prior to the expiration of the Initial Term or Renewal Term, as the case may be. Notwithstanding anything to the contrary herein, upon the request of the Purchasers, each of the Executive hereby agree to resign as officers of the Company. Such resignation shall be effective upon the delivery of such notice to the Executives. Upon such resignation, this Agreement shall be terminated. Each Executive may terminate this Agreement with respect to himself at any time upon 30 days' prior written notice to the Company and the Purchasers. Notwithstanding anything herein to the contrary, in their capacities as the only members of the board of directors of the Company, the Executives hereby agree to increase the size of the board of directors of the Company, and to appoint designees of the Purchasers to fill such vacancies when and as requested by the Purchasers, except to the extent their fiduciary duties require otherwise. Further, immediately following such appointments, the Executives hereby agree to immediately resign from all positions as officers and directors of the Company if requested by the Purchasers.

4.       Indemnification.  The Executives shall jointly and severally  indemnify the Company and its agents and hold them harmless from and against any and all losses, claims, damages, actions, expenses (including without limitation reasonable attorneys' fees and disbursements) and liabilities arising in any manner out of or in connection with the rendering by the Executives of services hereunder.

5.       Shareholder Approval. During the term of this agreement, the Executives must receive the written consent of all of the Purchasers to carry out the following actions:

              a. Any merger or consolidation involving the Company or any affiliate or subsidiary thereof;

              b. Any amendment or repeal of the Articles of Incorporation or by-laws of the Company;

              c. Issuance of shares of any class or other rights relating to the issuance of shares of the Company except for shares to be issued as compensation to the Executives pursuant to the terms hereof;

              d. Transfer of all, or substantially all of, the assets of the Company;

              e.   Amendment to this agreement;

              f.   Voluntary dissolution of the Company;

              g. The expenditure of any monies for any purpose in excess of $250 individually or $500 in the aggregate;

              h. Any change in the number of members constituting the board of directors from that provided for in the by-laws of the Company (and any action which would derogate from the right of the shareholders to nominate members of the board of directors);
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              i.   The acquisition by the Company of any shares or securities of any other corporation or of any investment in any other business entity;

              j. The taking of any proceedings with a view to the dissolution, winding up, or termination of the corporate existence of the Company, or the merger or consolidation of the Company with or into another entity;

              k. The sale, lease or other disposition by the Company of any of its assets in any one transaction or a series of related transaction whether or not in the ordinary course of business, or the granting of an option or other right in respect of such sale, lease or disposition;

              l. The establishment or change of any dividend policy or other policy with respect to the distribution of any class of equity or the payment of any dividend or distribution;

              m.   Any change in the nature of the business of the Company;

              n. The acquisition of all or substantially all of the assets of any other business entity or the entering into of any amalgamation, merger, partnership, joint venture or other combination with any other business entity;

              o. The payment or declaration of any bonuses, profit sharing, retirement allowances or other such distributions to directors, officers or employees of the Company or any increase in the compensation paid to any directors, officers or employees of the Company;

              p.   Any guaranty of any  liability of any other person or entity;
                   and

              q. The taking of any action which may lead to any of the foregoing.

6.       Miscellaneous.  This Agreement  constitutes the entire  agreement among the Executives, the Company and the Purchasers relative to the subject matter hereof and supersedes in its entirety any and all prior agreements (written or oral), understandings and discussions with respect thereto, and the parties have made no agreements, representations or warranties relating to the subject matter of this agreement that are not set forth herein or therein. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by each of the parties hereto. It is hereby acknowledged that the Executives shall not be responsible for providing equity or debt financing to satisfy the Company's working capital needs during the term hereof. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this agreement, or of any other breach by such party of a provision of this Agreement. The Company and the Executives may not assign their respective rights or obligations hereunder. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. Neither party shall take any action with the intention or result that such action directly or indirectly circumvents the intentions or provisions hereof.

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         If the foregoing  represents our agreement,  please sign both copies of this agreement where indicated below and return them to me.

                                      Sincerely,

                                      TREASURE MOUNTAIN HOLDINGS, INC.


                                      By: /s/ Lane Clissold
                                          --------------------------------------
                                      Name:   Lane Clissold
                                      Title:  Secretary/Treasurer


                                      APPROVED AND ACCEPTED THIS
                                      26th DAY OF FEBRUARY 2004:


                                      /s/ George Norman III
                                      ------------------------------------------
                                      George Norman III



                                      /s/ Lane Clissold
                                      ------------------------------------------
                                      APPROVED AND ACCEPTED THIS
                                      26th DAY OF FEBRUARY 2004:



                                      SCIMITAR HOLDINGS, LLC

                                      By: Spencer Trask & Co., Inc.,
                                      its Member Manager


                                      By: /s/ William P. Dioguardi
                                          --------------------------------------
                                      Name:   William P. Dioguardi
                                      Title:  President


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